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                                                                 EXHIBIT 10.3(c)

                       SECOND AMENDMENT AND MODIFICATION
                               TO LOAN AGREEMENT

         This Second Amendment and Modification to Loan Agreement (the "Second Amendment") is executed by and between NEWMARK HOMES, L.P., a Texas Limited Partnership (the "Borrower"), acting by and through NEWMARK HOME CORPORATION, a Nevada corporation, as the general partner of the Borrower. and COMPASS BANK, a Texas state banking association of Harris County, Texas (the "Bank") effective as of June 1, 1997, for the following purposes and considerations:

         WHEREAS, Borrower and Bank executed and entered into that certain Master Revolving Line of Credit Loan Agreement dated October 1, 1996, and thereafter Borrower and Bank entered into that certain First Amendment and Modification to Loan Agreement dated March 1, 1997, which are incorporated herein by reference for all purposes, and which are hereinafter referred to collectively as the "Loan Agreement". All capitalized terms used herein shall have the same meaning as defined in the Loan Agreement; and

         WHEREAS, Borrower and Bank desire to increase the amount of the loan from Fifteen Million and no/100 ($15,000,000.00) DOLLARS to Twenty Million and no/100 ($20,000,000.00) DOLLARS, and to extend the loan, and to make certain other modifications to the Loan Agreement, such modification and amendment to be subject to all of the other terms, conditions, provisions and limitations as contained in the Loan Agreement and in the Security Instruments;

         WHEREAS, Bank is willing to so amend, modify, extend and increase the loan, subject to all of the other terms, conditions, provisions and limitations as contained in the Note, which is to be re-executed by Borrower in the amount of $20,000,000.00, being the amount of the increased loan, as a renewal, extension and modification of the $15,000,000.00 Note, and subject to all of the other terms, conditions, provisions and limitations as contained in the Loan Agreement and in the Security Instruments:

         NOW, THEREFORE, for and in consideration of the mutual benefits to Bank and Borrower, the receipt and sufficiency of which are hereby acknowledged and confessed by each party, the undersigned do hereby enter into this Second Amendment, as of the date stated above, as follows:

1.       The term "Qualification Date" shall mean May 31, 1998.

2.       The term "Stated Maturity Date" is amended to mean June 1, 1999.

3.       The term "Line of Credit Note" is modified, as follows:





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         "Line of Credit Note" shall mean the promissory note of the Borrower described in Section 2.1 of the Loan Agreement, as amended, and being in the amount of $20,000,000.00 in substantially the form of the note attached as Exhibit "A" to the Second Amendment, together with any and all renewals, extensions for any period, increases or rearrangements thereof, which is in renewal, extension and modification to that certain $15,000,000.00 Line of Credit Note dated October 1, 1996.

4.       The term "Maximum Loan Amount" is modified, as follows:

         "Maximum Loan Amount" shall mean the lesser of: (i) Twenty Million and no/100 ($20,000,000.00) DOLLARS; or (ii) the Borrowing Formula as applied to Eligible Homes, utilizing the percentage of completion of each Home included as an Eligible Home.

5.       Section 2.1 of the Loan Agreement is amended to read as follows:

         2.1 Commitment. The Borrower may, from time to time, request that additional Home(s) be included as Eligible Home(s) under this Agreement, and subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, the Bank agrees to make available to Borrower funds as a revolving line of credit loan to the Borrower. During the period commencing with the date of this Agreement to and including the Funding Termination Date, the Bank will make revolving line of credit loans to the Borrower from time to time on any Business Day in such amounts as the Borrower may request up to and including Twenty Million and no/100 ($20,000,000.00) Dollars (the "Commitment"), but not to exceed however the Maximum
         Loan Amount at any time, and the Borrower may borrow, prepay pursuant to Section 2.4 and 2.5, and reborrow as provided in this Section 2.1; provided, however, that the aggregate principal amount of all of such Advances under the line of credit at any one time outstanding shall not exceed the lesser of (i) the Maximum Loan Amount, as approved by Bank; or (ii) the amount of the Commitment. It is expressly contemplated that, by reason of prepayments or other circumstances, there may be times when no Indebtedness is owing thereunder, but notwithstanding such occurrences the Line of Credit Note shall remain in full force and effect as to such loans or Advances made subsequent to such occurrence. To evidence the loans made by the Bank pursuant to this subsection, the Borrower will issue, execute and deliver its promissory note dated of even date herewith in the original principal amount of the Commitment, in substantially the form of Exhibit "A" hereto. The said promissory note is in renewal, extension and rearrangement of the promissory note, as renewed, extended and modified, referenced in the Loan Agreement dated October 1, 1996, including that certain $15,000,000.00 Promissory Note dated October 1, 1996.

6.       Section 2.2 of the Loan Agreement is modified to read as follows:

         2.2 Interest Terms. The Note shall bear interest on the outstanding principal balance at the Index Rate per annum, floating, but in no event to exceed the Highest Lawful Rate.





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         Changes in the interest rate of the Line of Credit Note shall occur without notice to Borrower as the Index Rate changes.

7. Section 3.1.G. of the Loan Agreement entitled "Speculative Home Limitation" is hereby deleted from the Loan Agreement.

8.       Section 3.1.C. of the Loan Agreement is modified to read as follows:

9. 3.1.C. Appraisal. A master appraisal dated not more than one year old for each type of Home in each subdivision in form and substance and by an appraiser satisfactory to Bank in the exercise of its sole discretion indicating the appraised value of each Home after the construction of the Improvements on the Property. In the event that Bank's regulatory requirements dictate that the same is necessary, or in the event that the Bank should request an updated appraisal, each such appraisal must be updated for each type of Home in each subdivision for Homes included in Eligible Homes.

10. Borrower hereby ratifies and confirms each and every provision of the Loan Agreement, the Note and the Security Instruments, as modified hereby, including but not limited to the warranties and representations contained therein. Borrower further certifies to Bank that Borrower is in full compliance with all of the covenants and agreements contained in the Loan Agreement, the Note and the Security Instruments, as modified hereby. Borrower further certifies that no Event of Default has occurred or currently exists, and no situation now exists which, with the passage of time, would constitute an Event of Default.

         This Second Amendment is executed between the parties effective on the date stated above.

BORROWER:                                      BANK:

NEWMARK HOMES, L.P.                            COMPASS BANK
By:      Newmark Home Corporation, a
         Nevada corporation

By: /s/ TERRY WHITE                            By: /s/ JESSICA N. CHU
   ----------------------------                   ----------------------------
Name:   Terry White                            Name:  Jessica N. Chu
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Title:  SVP                                    Title: Vice President
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